Exhibit 10.2

FEUTUNE LIGHT SPONSOR LLC

48 Bridge Street, Building A

Metuchen, NJ 08840

March 20, 2023

To: Feutune Light Acquisition Corp.

Dear Sirs:

This Note evidences a non-interest loan provided by Feutune Light Acquisition Corporation, a Delaware corporation (the “Company”) in the amount of $377,500, as a part of the fund from Feutune Light Sponsor LLC (the “Sponsor”) to be deposited into the trust account of the Company as Sponsor’s support of an extension of the deadline of the Company to consummate an initial business combination from March 21, 2023 to June 21 2023. We hereby acknowledge receipt of payment to the trust account in accordance with the wire instruction enclosed hereto and shall repay the full amount of loan to the Company by March 31, 2023.

Very truly yours,

Feutune Light Sponsor LLC

By:	/s/ Sau Fong Yeung
Name:	Sau Fong Yeung
Title:	Manager